Exhibit 10.1

HALCÓN RESOURCES CORPORATION

300,000 Shares
5.75% Series A Cumulative Perpetual Convertible Preferred Stock

Underwriting Agreement

June 13, 2013

J.P. Morgan Securities LLC

Barclays Capital Inc.

As Representatives of the

several Underwriters listed

in Schedule I hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Halcón Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 300,000 shares of 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (each such share, a share of “Preferred Stock” and in such aggregate, the “Underwritten Shares”), par value $0.0001 per share, with a liquidation preference of $1,000.00 per share.  In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 45,000 shares of Preferred Stock (collectively, the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.

The Shares will be convertible into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), in the manner described in the Prospectus (defined below).  The shares of Common Stock into which the Shares may be converted, including any such shares issuable upon conversion in connection with a “fundamental change” (as defined in the Prospectus), are referred to herein as the “Underlying Securities.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.                                      Registration Statement.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Rules and Regulations”), on Form S-3 (No. 333-188640) (the initial filing being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form.  Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission.  The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4 hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters, and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement becomes effective, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.”  Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

The prospectus supplement dated as of June 13, 2013 in the form in which it is to be filed with the Commission pursuant to Rule 424(b) (the “Prospectus Supplement”), along with the base prospectus included as part of the Registration Statement at the latest time the Registration Statement became effective (the “Base Prospectus”), is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.  Any preliminary prospectus supplement or supplements to the Base Prospectus, together with the Base Prospectus, which describes the Shares and the Offering, is hereafter called a “Prospectus.”  The Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Preliminary Prospectus”.  Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus.”  Any reference herein to the Preliminary Prospectus or the Prospectus shall be deemed to include (x) any wrapper or supplement thereto prepared in connection with the distribution of the Shares in any jurisdiction and (y) the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be.  Any reference herein to any “amendment” or “supplement” to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such Preliminary Prospectus or Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.

At or prior to 9:00 A.M., New York City time on June 13, 2013 (the “Applicable Time”), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated June 12, 2013 and each Issuer Free-Writing Prospectus listed on Annex C hereto.

2.                                      Purchase of the Shares by the Underwriters.  (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (i) 256,450 Shares at a price per Share (the “Purchase Price”) of $970.00 and (ii) 43,550 shares at the public offering price of $1000.00 per share in the respective numbers of Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto.  Scotia Capital (USA) Inc., acting as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) has participated in the preparation of the Preliminary Prospectus and has exercised the usual standards of due diligence with respect thereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Underwriters in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)                                  Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives, in the case of the Underwritten Shares, at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002 at 10:00 A.M., New York City time, on June 18, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company, as applicable.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”).

(d)                                 The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)                                 No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)                                 The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                                  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)                                 Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(e)                                  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the

Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and to the knowledge of the Company no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f)                                   The Company was at the time of the initial filing of the Registration Statement and is a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Applicable Time.

(g)                                  The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, when read together with the other information in the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h)                                 The statistical and market-related data relating to the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus and the consolidated financial statements of the Company and its subsidiaries are based on or derived from sources that the Company believes to be reliable in all material respects.

(i)                                     The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary,” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties except where the failure to qualify or be in good standing would not have a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity that, individually or in the aggregate would constitute a Subsidiary, other than the subsidiaries listed on Schedule II hereof.  On a consolidated basis, the Company and its subsidiaries conduct their business as described in the Pricing Disclosure Package and the Prospectus and each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

(j)                                    The Company has the authorized equity capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar right, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.  Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Pricing Disclosure Package and the Prospectus and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)                                 The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Certificate of Designation related to the Preferred Stock (the “Certificate of Designation”) and to consummate the transactions contemplated by this Agreement, the Certificate of Designation, the Pricing Disclosure Package and the Prospectus.

(l)                                     The Certificate of Designation has been duly authorized by the Company. The Certificate of Designation sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designation upon filing with the Secretary of State for the State of Delaware.

(m)                             The Shares have been duly and validly authorized and, when issued and delivered in accordance with this Agreement and the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Shares from the Company, except as described in the Pricing Disclosure Package.  The Shares conform to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Except as disclosed in the Pricing Disclosure Package, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any capital stock.  Except as disclosed in the Pricing Disclosure Package, no holder of any capital stock has any rights to require registration under the Securities Act of any capital stock in connection with the offer and sale of the Shares contemplated hereby.

(n)                                 The maximum number of shares of Underlying Securities have been duly and validly authorized and reserved (assuming for purposes hereof that the maximum number of Underlying Securities reserved is equal to the liquidation preference of the Shares divided by the closing sales price of the Company’s Common Stock on the date immediately preceding the date of this Agreement, referred to herein as the “Maximum Number of Underlying Securities”), and when issued and delivered upon conversion of the Shares in accordance with the terms of the Certificate of Designation will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar right.  The Underlying Securities will conform to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(o)                                 This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the Company.  This Agreement has been duly and validly executed and delivered by the Company.

(p)                                 The execution, delivery and performance of this Agreement and the Certificate of Designation by the Company, the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares and the issuance of the Underlying Securities upon conversion of the Shares, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect or would not, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

(q)                                 No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement and the Certificate of Designation by the Company, except for the registration of the Shares under the Securities Act, the listing of the Underlying Shares on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Shares by the Underwriters.

(r)                                    Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include securities in the securities registered pursuant to the Registration Statement.

(s)                                   The Company has not sold or issued any securities that would be integrated with the offering of the Shares or the Underlying Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(t)                                    Except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)                                 The historical financial statements (including the related notes and supporting schedules) of each of the Company and GeoResources included and/or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The statement of revenues and direct operating expenses of each of the East Texas Assets and the Williston Basin Assets present fairly in all material respects the revenues and direct operating expenses of the East Texas Assets and the Williston Basin Assets, as applicable, at the dates and for the periods indicated.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)                                 The pro forma financial statements included in the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Disclosure Package.  The pro forma financial statements included in the Pricing Disclosure Package have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information.  The pro forma financial statements included in the Pricing Disclosure Package and the Prospectus have been prepared on the basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the GeoResources Merger (as defined therein), the acquisition of the East Texas Assets, the acquisition of the Williston Basin Assets, including the issuance of $750 million of 8% Automatically Convertible Preferred Stock, the issuance of $750 million of 9.75% Senior Notes due 2020, the private placement of approximately 41.9 million shares of the Company’s common stock, and the issuance of $750 million of 8.875% senior notes on November 6, 2012 and to give effect to the other transactions described therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions reflected therein. The other financial information and data included and incorporated by reference in the Prospectus, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(w)                               Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose reports appear in the Pricing Disclosure Package and the Prospectus or are incorporated by reference therein and who delivered the initial letter referred to in Section 5(g) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(x)                                 Grant Thornton LLP, who have certified certain financial statements of GeoResources and SBE Partners LP, whose reports appear in the Pricing Disclosure Package and the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 5(g) hereof, were independent registered public accountants of GeoResources as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(y)                                 UHY LLP, who have certified certain statements of revenues and direct operating expenses of the East Texas Assets and the Williston Basin Assets, whose reports appear in the Pricing Disclosure Package and the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 5(g) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(z)                                  The Company and its subsidiaries have defensible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all their interests in other real property and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Pricing Disclosure Package and the Prospectus, (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iii) would not have a Material Adverse Effect; except as described in the Pricing Disclosure Package or the Prospectus or as would not have a Material Adverse Effect, all of the leases and subleases of real property of the Company or any of its subsidiaries and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package and the Prospectus, are in full force and effect.

(aa)                          As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company or its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or its subsidiaries in its oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)                          Netherland, Sewell & Associates (the “Company Reservoir Engineer”), whose report dated December 31, 2012, is summarized or excerpted in reports incorporated by reference, or included, in the Pricing Disclosure Package and the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The written engineering report prepared by the Company Reservoir Engineer dated January 31, 2013 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company its subsidiaries in the properties therein as of December 31, 2012 and was prepared in accordance with the SEC’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to the Company Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Company Reservoir Engineer dated January 31, 2013.

(cc)                            Forrest A. Garb & Associates (“Forrest A. Garb”), whose report dated February 7, 2012, is summarized or excerpted in reports incorporated by reference, or included, in the Pricing Disclosure Package and the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The written engineering report prepared by Forrest A. Garb dated February 7, 2012 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company its subsidiaries in the properties therein as of December 31, 2011 and was prepared in accordance with the SEC’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to Forrest A. Garb for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Forrest A. Garb dated February 7, 2012.

(dd)                          The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(ee)                            The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict in any material respect with, and have not received any notice of any claim of any material conflict with, any such rights of others.

(ff)                              Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or such subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement or the performance by the Company of their obligations hereunder or thereunder; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(gg)                            There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K, or a periodic report of the Company under the Exchange Act that would be incorporated by reference therein, that have not been described in the Pricing Disclosure Package and the Prospectus.  The statements made in the Pricing Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(hh)                          The statements made in the Pricing Disclosure Package and the Prospectus under the captions “Business” (as incorporated by reference from the Company’s Exchange Act Reports), “Certain U.S. Federal Income Tax Considerations” and “Certain ERISA Considerations,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ii)                                  No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Prospectus.

(jj)                                No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(kk)                          (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code in all material respects; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) to the knowledge of the Company, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)                                  The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and paid all taxes due thereon, and (i) no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor (ii) does the Company have any knowledge of any tax deficiencies that could, in the case of clause (i) or (ii) in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)                  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(nn)                          Since the date as of which information is given in the Pricing Disclosure Package and the Prospectus and except as may otherwise be described in the Pricing Disclosure Package and the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(oo)                          Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)                          There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(qq)                          Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(rr)                                The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Pricing Disclosure Package, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) neither the Company nor its subsidiaries are aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) neither the Company nor any of its subsidiaries anticipates material capital expenditures other than in the ordinary course of business relating to Environmental Laws.

(ss)                              None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(tt)                                The statements contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of convertible preferred stock,” insofar as it purports to constitute a summary of the terms of the Shares, under the caption “Description of capital stock,” insofar as it purports to constitute a summary of the terms of the Underlying Securities, and under the caption “Underwriting” insofar as it purports to describe the provisions of the documents referred to therein, are accurate in all material respects.

(uu)                          The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(vv)                          The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Company and each of its subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in XBRL included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ww)                      (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act (assuming the Company was required to file or submit such reports under the Exchange Act) is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xx)                          Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by Deloitte & Touche LLP and reviewed by the audit committee of the board of directors of the Company, (i) the Company has not been advised of by its auditors, nor has it identified (A) any material weakneses in the design or operation of internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls.

(yy)                          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Prospectus.

(zz)                            The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” as incorporated by reference from the Company’s Exchange Act Reports in the Pricing Disclosure Package and the Prospectus accurately and fully describes in all material respects (A) the accounting policies that the Company believed as of the date thereof were the most important in the portrayal of the Company’s financial condition and results of operations and that required management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(aaa)                   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(bbb)                   None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (collectively, “Covered Persons”) is currently the subject of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory other than the United States; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions.

(ccc)                      The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Shares without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(ddd)                   Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(eee)                      Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(fff)                         The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

4.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 The Company will file the final Prospectus Supplement with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                                 The Company will deliver, without charge, (i) to the Representatives, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                                  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii)of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, in each case other than (A) the Shares to be sold hereunder, (B) any awards under the Company’s 2012 Long-Term Incentive Plan, (C) any shares of Common Stock of the Company issued upon the exercise or conversion of options, warrants and convertible securities outstanding on the date hereof or issued under Company’s 2012 Long-Term Incentive Plan, (D) the filing of a resale registration statement pursuant to registration rights agreements in effect as of the date hereof including pursuant to that certain Stockholders Agreement, dated December 6, 2012, between the Company and CPP Investment Board PMI-2 Inc. Notwithstanding the foregoing (and subject to the exceptions set forth in clauses (A) through (D) above), if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i)            The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)            The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)           The Company will use its reasonable best efforts to list, subject to notice of issuance, the Maximum Number of Underlying Securities on the Exchange on or prior to the Closing Date and to ensure that such Underlying Securities remain authorized for listing following the Closing Date.

(l)            The Company will reserve and keep available at all times, free of preemptive rights, the Maximum Number of Underlying Securities to enable the Company to satisfy any obligations to issue the Maximum Number of Underlying Securities upon conversion of the Shares.

(m)          So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.

(n)           The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)           The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

5.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)           Subsequent to the earlier of (A) the Applicable Time and (B) execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is used in Section 15E of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities or preferred stock.

(d)           No event or condition of the type described in Section 3(mm) hereof shall have occurred or shall exist, which even or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or deliver of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency, calamity, crisis or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(f)            The Company shall have furnished or caused to be furnished to the Representatives dated as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, or other officers satisfactory to the Underwriters, as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i)            The representations, warranties and agreements of the Company in Section 3 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be; and

(ii)           They have examined the Pricing Disclosure Package and the Prospectus, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, and the Prospectus, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Prospectus.

(g)           At the time of execution of this Agreement, the Underwriters shall have received from each of (a) Deloitte & Touche LLP, (b) UHY LLC and (c) Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           With respect to the letters of each of (a) Deloitte & Touche LLP, (b) UHY LLC and (c) Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a “bring-down letter” of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Prospectus, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)            At the time of execution of this Agreement, the Underwriters shall have received from each of (a) Company Reservoir Engineer and (b) Forrest A. Garb an initial letter (the “initial expert letter”), in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from any initial expert letter to the Closing Date, confirming that they are independent with respect to the Company and stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use of the reports of proved reserves from the Company Reservoir Engineer and Forrest A. Garb, as is customary to underwriters in connection with similar transactions.

(j)            Mayer Brown LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex A-1 hereto.

(k)           David Elkouri, General Counsel of the Company, shall have furnished to the Underwriters his written opinion, as counsel to the Company and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex A-2 hereto.

(l)            The Underwriters shall have received from Vinson & Elkins LLP and Davis Polk & Wardwell, each counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Pricing Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(m)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Dated or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(n)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Pricing Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(o)           The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries listed on Schedule II hereto in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(p)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities of the Company set forth on Schedule III, delivered to the Representatives on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(q)           On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(r)            The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware on or before the Closing Date.

(s)            The Maximum Number of Underlying Securities shall have been approved for supplemental listing, subject to official notice of issuance, on the Exchange.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           The Company, hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares or the Underlying Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or any materials prepared by the Company for the purpose of compliance with the Canadian securities laws, or (ii) the omission or alleged omission to state in any Free Writing Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company also agrees to indemnify and hold harmless Scotia Capital (USA) Inc., its affiliates, directors and officers and each person, if any who controls Scotia Capital (USA) Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from an against any and all losses, claims, damages and liabilities incurred as a result of Scotia Capital (USA) Inc.’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information appearing in the final paragraph under the caption “Underwriting”.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to the second paragraph of Section 7(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than on separate firm (in addition to any local counsel) for Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control Scotia Capital (USA) Inc. within the meaning of either Section 15 of the Securities Act ro Section 20 of the Exchange Act.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company shall be designated in writing by the Attorneys-in-Fact or any one of them.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified

Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters or Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters or Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters or Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters or Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter, or Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter, or Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter, or Scotia Capital (USA) Inc. in its capacity as a “qualified independent underwriter”, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii)  the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares or the Underlying Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including such FINRA-related application fees and expenses of Scotia Capital (USA) Inc. acting as a “qualified independent underwriter” within the meaning of the aforementioned FINRA Rule 5121); (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, with a copy to Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention Jim Prince (Fax: (713) 615-5962.  Notices to the Company shall be given to it at Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, Attention: David Elkouri, with a copy to Mayer Brown LLP, 700 Louisiana Street, Suite 3400, Houston, Texas 77002, Attention: William T. Heller IV.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)                                 Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)                                  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HALCÓN RESOURCES CORPORATION

By:	/s/ Mark J. Mize
Name:	Mark J. Mize
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted: June 13, 2013

For themselves and on behalf of the

several Underwriters listed

in Schedule I hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Tim Oeljeschlager
Authorized Signatory

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Authorized Signatory

SCHEDULE I

Underwriters	Shares to be Purchased
J.P. Morgan Securities LLC	79,950
Barclays Capital Inc.	75,000
Wells Fargo Securities, LLC	24,990
Goldman, Sachs & Co.	24,990
BMO Capital Markets Corp.	24,990
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,010
Capital One Southcoast, Inc.	5,010
Comerica Securities, Inc.	2,490
Credit Agricole Securities (USA) LLC	5,010
Credit Suisse Securities (USA) LLC	8,130
Deutsche Bank Securities Inc.	8,760
ING Financial Markets LLC	5,640
KeyBanc Capital Markets Inc.	2,490
Natixis Securities Americas LLC	5,010
RBC Capital Markets, LLC	8,130
RBS Securities Inc.	5,010
Scotia Capital (USA) Inc.	4,380
SunTrust Robinson Humphrey, Inc.	5,010
Total	300,000

Sch. I-1

SCHEDULE II

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

State of Incorporation
Subsidiary	or Organization
Halcón Energy Properties, Inc.	Delaware
Halcón Field Services, LLC	Delaware
Halcón Holdings, Inc.	Delaware
Halcón Operating Co., Inc.	Texas
Halcón Resources Operating, Inc.	Delaware
Halcón Louisiana Operating, L.P.	Delaware
Halcón Gulf States, LLC	Oklahoma
HRC Energy Louisiana, LLC	Delaware
HRC Energy Resources (WV), Inc.	Delaware
Halcón Energy Holdings, LLC	Delaware
Halcón Williston I, LLC	Texas
Halcón Williston II, LLC	Texas
HRC Production Company	Texas
HK Oil & Gas LLC	Texas
HRC Energy, LLC	Colorado
HRC Operating, LLC	Colorado
HK Energy Operating, LLC	Texas
Southern Bay Energy, LLC	Texas
HK Louisiana Operating, LLC	Texas

Sch. II-1

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

1.                                      Floyd C. Wilson

2.                                      Tucker S. Bridwell

3.                                      James W. Christmas

4.                                      Thomas R. Fuller

5.                                      Kevin E. Godwin

6.                                      David S. Hunt

7.                                      James L. Irish, III

8.                                      David B. Miller

9.                                      Daniel A. Rioux

10.                               Stephen P. Smiley

11.                               Mark A. Welsh IV

12.                               Michael A. Vlasic

Officers

1.                                      Stephen W. Herod

2.                                      Mark J. Mize

3.                                      Larry L. Helm

4.                                      Charles E. Cusack III

5.                                      Tina S. Obut

6.                                      David S. Elkouri

7.                                      Leah R. Kasparek

8.                                      Joseph S. Rinando III

9.                                      David W. Tippett

10.                               Scott M. Zuehlke

11.                               Richard DiMichele

Sch. III-1

Annex A-1

FORM OF OPINION OF ISSUER’S COUNSEL

1.              The Company and each of its Subsidiaries is a corporation, limited liability company or partnership, as applicable, validly existing under the laws of the state of its incorporation, with corporate, limited liability company or partnership power and authority, as applicable to own its properties and conduct its business as described in the Pricing Disclosure Package.

2.              Based solely on certificates of public officials, each of the Company and its Subsidiaries was duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or partnership, as applicable, in each jurisdiction listed in Schedule       with respect to it as of the respective dates specified in such Schedule.

3.              The Company has an authorized capital stock as set forth in the Pricing Disclosure Package and the Prospectus.

4.              The Underwriting Agreement has been duly executed and delivered by the Company.

5.              The Certificate of Designation has been duly authorized and executed by the Company.

6.              The Company has the corporate power and authority to execute and deliver the Underwriting Agreement and the Certificate of Designation and has taken all corporate actions necessary to authorize the execution, delivery and performance of its obligations thereunder.

7.              The Preferred Stock has been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and the Certificate of Designation, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description of the Preferred Stock contained in the Pricing Disclosure Package and the Prospectus and will not have been issued in violation of or subject to any preemptive or similar right under the Company’s certificate of incorporation or bylaws or under the Delaware General Corporation Law (the “DGCL”).

8.              The shares of common stock issuable upon conversion of the Preferred Stock (the “Underlying Securities”) have been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under the Company’s certificate of incorporation or bylaws or under the DGCL; and the Underlying Securities conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

9.              No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or regulatory body having jurisdiction over the Company is required for the execution, delivery and performance by

Annex A-1-1

the Company of the Underwriting Agreement and the Certificate of Designation, the issuance and sale of the Preferred Stock being delivered on the Closing Date, the issuance of the Underlying Securities upon the conversion of the Preferred Stock or the consummation of the transactions contemplated in the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion).

10.  The execution and delivery by the Company of the Underwriting Agreement and the Certificate of Designation do not, and the performance by it of its obligations under the Underwriting Agreement and Certificate of Designation will not:

a.     violate its certificate of incorporation or bylaws;

b.     breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule       (the “Applicable Contracts”) or any order, writ, judgment, injunction, decree, determination or award listed in Schedule      ; or

c.     result in a violation by the Company of any Applicable Laws, the DGCL or the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

11.  The Company is not, and as a result of the transactions contemplated by the Underwriting Agreement will not be, required to register as an investment company under the In-vestment Company Act of 1940, as amended.

12.  The statements set forth under the heading “Description of capital stock” and “Description of convertible preferred stock” in the Pricing Disclosure Package and the Prospectus insofar as such statements purport to summarize the terms of the Common Stock and the Preferred Stock (including the Shares), constitute accurate summaries of such terms in all material respects.

13.  The statements set forth under the headings “Certain considerations for ERISA and other U.S. employee benefit plans” and “Certain U.S. federal income tax considerations”, in the Preliminary Prospectus and the Prospectus, in each case insofar as such statements purport to constitute summaries of the terms of statutes, rules, regulations or documents, accurately summarize such statutes, rules, regulations and documents in all material respects.

14.  The Registration Statement became effective under the Securities Act as of the date it was filed with the SEC, and the Preliminary Prospectus was filed with the SEC pursuant to pursuant to Rule 424(b)(5) on June 13, 2013.  Based solely on a telephone call approximately at         today with a representative of the SEC, no stop order suspending the effectiveness of the Registration Statement has been issued and, no proceedings for that purpose have been instituted by the SEC.

Annex A-1-2

15.  The Registration Statement, as of its effective date, the Pricing Disclosure Package, as of its date and the Applicable Time, and the Prospectus as of its date and the date hereof, complied and comply as to form in all material respects with the requirements of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder except that we express no opinion in this paragraph with respect to (i) the validity, completeness or truthfulness of the matters discussed therein, or (ii) the financial statements and related notes and schedules and other financial data, accounting data, information or assessments of or reports on the effectiveness of internal control over financial reporting, oil and gas reserves, prospects, production data, or statistical data derived from such financial, oil and gas reserves, prospects or production data included therein or omitted therefrom.

Such counsel shall also furnish to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel reviewed the Pricing Disclosure Package and the Prospectus and participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and counsel for the Underwriters, and representatives of the independent public accountants and independent reserve engineers for the Company at which the contents of the Pricing Disclosure Package and the Prospectus and related matters were discussed.  The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in Pricing Disclosure Package or the Prospectus, and such counsel has not undertaken to verify independently any of such factual matters.  Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature.  Subject to the foregoing, such counsel confirms to you, on the basis of the information such counsel gained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused it to believe that:

(a)          the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)           the Pricing Disclosure Package, as of 9:00 A.M. Eastern time on June 13, 2013 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)           the Prospectus, as of its date and as of the date this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except as otherwise specifically stated in paragraphs 13, 14 and 15), and such counsel does not express any belief with respect to the financial statements and related notes and schedules and other financial data, accounting data, information or assessments of or

Annex A-1-3

reports on the effectiveness of internal control over financial reporting, oil and gas reserves or prospects, production data or related geological data, or related statistical data derived from such financial, oil and gas reserves, prospects, production data or geological data, contained in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Annex A-1-4

Annex A-2

FORM OF GENERAL COUNSEL’S OPINION

1.             To my knowledge, all of the issued shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) as described in the Prospectus and the Preliminary Prospectus or (ii) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement).

2.             To my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect on the Company’s performance of the Underwriting Agreement or the consummation by the Company of the transactions contemplated therein.

Annex A-2-1

Annex B

ISSUER FREE WRITING PROSPECTUSES

Annex B-1

Annex C

PRICING TERM SHEET

[See Attached]

Annex C-1

PRICING TERM SHEET Dated as of June 13, 2013

HALCÓN RESOURCES CORPORATION

5.75% Series A Cumulative Perpetual Convertible Preferred Stock

The information in this pricing term sheet relates only to the offering (the “Offering”) of the 5.75% Series A Cumulative Perpetual Convertible Preferred Stock and should be read together with the preliminary prospectus supplement dated June 12, 2013 (including the documents incorporated by reference therein and the base prospectus in respect thereof) relating to the Offering (the “Preliminary Prospectus Supplement”) and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.  In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement.  Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Halcón Resources Corporation, a Delaware corporation

Title of Securities:	5.75% Series A Cumulative Perpetual Convertible Preferred Stock, $0.0001 par value (the “convertible preferred stock”)

Shares Offered:	300,000 shares of convertible preferred stock

Underwriters’ Option to Purchase Additional Shares of Convertible Preferred Stock:	Up to 45,000 shares of convertible preferred stock, solely to cover over-allotments.

Trade Date:	June 13, 2013

Settlement Date:	June 18, 2013

Liquidation Preference:	$1,000 per share of convertible preferred stock, plus accumulated but unpaid dividends

Public Offering Price:	$1,000 per share of convertible preferred stock, plus accumulated dividends, if any, from June 18, 2013

Maturity Date:	The convertible preferred stock has no maturity date and will remain outstanding unless converted by the holders or mandatorily converted by the Issuer.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc.

Joint Lead Managers:	Wells Fargo Securities, LLC Goldman, Sachs & Co. BMO Capital Markets Corp.

Co-Managers:

Capital One Southcoast, Inc.

Comerica Securities, Inc.

Credit Agricole Securities (USA) LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

ING Financial Markets LLC

KeyBanc Capital Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Natixis Securities Americas LLC

RBC Capital Markets, LLC

RBS Securities Inc.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

CUSIP/ISIN:	40537Q407 / US40537Q4073

Common Stock:	The Issuer’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HK.”

Dividends:

Holders of convertible preferred stock are entitled to receive, when, as and if declared by the Issuer’s board of directors, cumulative dividends at the rate of 5.75% per annum (the “dividend rate”) on the $1,000 liquidation preference per share of the convertible preferred stock, payable quarterly in arrears on each dividend payment date.  Dividends may be paid in cash or, where freely transferable by any non-affiliate recipient thereof, in common stock of the Issuer or a combination thereof as set forth in the Preliminary Prospectus Supplement.

Dividend Payment Dates:	March 1, June 1, September 1 and December 1, commencing on September 1, 2013

Dividend Record Dates:	February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the relevant dividend payment date

NYSE Closing Sale Price of the Issuer’s Common Stock on June 12, 2013:	$5.13 per share of the Issuer’s common stock

Conversion Premium:	Approximately 20% above the NYSE closing sale price of the Issuer’s common stock on June 12, 2013

Initial Conversion Rate:	162.4431 shares of the Issuer’s common stock per share of convertible preferred stock

Initial Conversion Price:	Approximately $6.16 per share of the Issuer’s common stock

Use of Proceeds:

The Issuer expects to receive net proceeds from the Offering of approximately $291 million (or $334 million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and estimated offering expenses.

The Issuer intends to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under its revolving credit facility.

Mandatory Conversion:

As described in the Preliminary Prospectus Supplement, at any time on or after June 6, 2018, the Issuer may give notice of its election to cause all outstanding shares of the convertible preferred stock to be automatically converted into shares of its common stock, if (among other conditions specified in the Preliminary Prospectus Supplement) the “closing sale price” (as defined in the Preliminary Prospectus Supplement) of the Issuer’s common stock equals or exceeds 150% of the conversion price then in effect for at least 20 “trading days” (as defined in the Preliminary Prospectus Supplement) (whether or not consecutive) in a period of 30 consecutive trading days, including the last trading day of such 30 trading day period, ending on, and including, the trading day immediately preceding the business day on which the Issuer issues a press release announcing the mandatory conversion of the convertible preferred stock, in which case each holder will receive, for each share of convertible preferred stock being converted, a number of shares of the Issuer’s common stock equal to the conversion rate.

Make-Whole Premium Upon a Fundamental Change:

If the Issuer undergoes a “fundamental change” (as defined in the Preliminary Prospectus Supplement) and a holder converts its convertible preferred stock at any time during the period beginning at the open of business on the trading day immediately following the effective date of such fundamental change and ending at the close of business on the 30th trading day immediately following such effective date, the holder will receive, for each share of convertible preferred stock surrendered

2

for conversion, the greater of:

•                  a number of shares of the Issuer’s common stock equal to the sum of (i) the conversion rate and (ii) the “make-whole premium,” if any, as calculated and described below and under “Description of convertible preferred stock— Determination of the make-whole premium” in the Preliminary Prospectus Supplement; and

•                  a number of shares of the Issuer’s common stock equal to the conversion rate which will be increased to equal (i) the sum of the $1,000 liquidation preference plus all accumulated and unpaid dividends to, but excluding, the settlement date (as defined in the Preliminary Prospectus Supplement) for such conversion, divided by (ii) the average of the closing sale prices of the Issuer’s common stock for the five consecutive trading days ending on the third business day prior to such settlement date. Notwithstanding the foregoing, the conversion rate as adjusted as described in this bullet will not exceed 292.3977 shares of common stock per share of convertible preferred stock (subject to adjustment in the same manner as the conversion rate as described in the Preliminary Prospectus Supplement), which is equal to the $1,000 liquidation preference, divided by 66 2/3% of the closing sale price of the Issuer’s common stock on June 12, 2013.

See “Description of convertible preferred stock—Special rights upon a fundamental change” and “Description of convertible preferred stock—Determination of the make-whole premium” in the Preliminary Prospectus Supplement.

Determination of the Make-Whole Premium:

The following table sets forth the number of additional shares of the Issuer’s common stock per share of convertible preferred stock that is converted following the effective date of a fundamental change and prior to the “special rights end date” (as defined in the Preliminary Prospectus Supplement) as described in the Preliminary Prospectus Supplement, based on the “effective date” and the “stock price” (each as defined in the Preliminary Prospectus Supplement) paid (or deemed to be paid) per share of the Issuer’s common stock in such fundamental change:

	Stock Price(1)
Effective Date	$5.13	$6.16	$7.00	$8.00	$9.23	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$25.00
June 18, 2013	32.4886	25.6606	20.0186	15.1540	10.9201	8.9454	5.3330	3.1165	1.7210	0.8377	0.2900	0.0000
June 6, 2014	32.4886	24.2450	18.7585	14.0724	10.0325	8.1656	4.7869	2.7425	1.4729	0.6781	0.1927	0.0000
June 6, 2015	32.4886	22.5384	17.1872	12.6859	8.8722	7.1388	4.0626	2.2501	1.1502	0.4784	0.0874	0.0000
June 6, 2016	32.4886	20.6300	15.3098	10.9436	7.3572	5.7809	3.1002	1.6120	0.7499	0.2459	0.0006	0.0000
June 6, 2017	32.4886	18.5867	13.0081	8.5205	5.0664	3.6795	1.6268	0.7045	0.2405	0.0177	0.0000	0.0000
June 6, 2018 and thereafter	32.4886	17.2396	10.7585	4.9380	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)  The stock prices set forth in the table above will be adjusted as of any date on which the conversion rate is adjusted. The adjusted stock prices will be equal to the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares in the table above will be adjusted in the same manner and at the same time as the conversion rate as set forth under “Description of convertible preferred stock—Conversion rate adjustments” in the Preliminary Prospectus Supplement.

The exact stock price and effective date may not be set forth on the table, in which case:

•            if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices or the earlier and later effective dates, as applicable, based on a 365-day year;

3

•            if the stock price is in excess of $25.00 per share (subject to adjustment in the same manner as the stock prices), no additional shares will be added to the conversion rate; and

•            if the stock price is less than $5.13 per share (subject to adjustment in the same manner as the stock prices), no additional shares will be added to the conversion rate.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus dated May 16, 2013 and the Preliminary Prospectus Supplement dated June 12, 2013) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates.  Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the Issuer or any underwriter or dealer participating in the Offering will arrange to send you the Preliminary Prospectus Supplement and accompanying prospectus if you request them by contacting:

J.P. Morgan Securities LLC by mail at J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by phone at 1-866-803-9204; or Barclays Capital Inc. by mail at Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by phone at 1-888-603-5847 or by e-mail at Barclaysprospectus@broadridge.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

4

Exhibit A

FORM OF LOCK-UP AGREEMENT

June 13, 2013

J.P. MORGAN SECURITIES LLC

BARCLAYS CAPITAL, INC.

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:          Halcón Resources Corporation

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Halcón Resources Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of up to 345,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Barclays Capital, Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.0001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities,

Exhibit A-1

in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, in each case other than transfers of shares of Common Stock as a bona fide gift or gifts; provided that each donee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph.

J.P. Morgan Securities LLC and Barclays Capital, Inc., on behalf of the Underwriters, agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC and Barclays Capital, Inc., on behalf of the Underwriters, will notify the Company of the impending release or waiver.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Exhibit A-2

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit A-3